Exhibit 2.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the          day of January, 2008

AMONG:
CHINA ENERGY RECOVERY, INC.
9440 Little Santa Monica Blvd., Suite 401
Beverly Hills, CA 90210
(“Pubco”)

AND:
POISE PROFIT INTERNATIONAL, LTD.

(“Priveco”)

AND:
THE UNDERSIGNED SHAREHOLDERS OF PRIVECO AS LISTED ON SCHEDULE 1 ATTACHED HERETO

(the “Selling Shareholders”)

WHEREAS:

A.                                                                                   The parties hereto wish to enter into this Share Exchange Agreement (the “Agreement”) whereby, in addition to other changes set out in this Agreement, Pubco will issue 41,514,179 shares of common stock of Pubco for all of the issued and outstanding shares of Priveco on the basis of 41,514.719 shares of common stock of Pubco for every one share of Priveco; and

B.                                                                                     Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding shares of common stock of Priveco held by the Selling Shareholders to Pubco in exchange for the issuance of common stock of Pubco.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.                                                                                      DEFINITIONS

1.1                                                                                 Definitions.  The following terms have the following meanings, unless the context indicates otherwise:

(a)                                  “Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)                                 “Closing” shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)                                  “Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6 following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in Sections 5.1 and 5.2 respectively, provided that such date shall be no later than three (3) weeks after delivery of the Priveco Financial Statements to be delivered under Section 5.1(j) hereof;

(d)                                 “Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(e)                                  “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(f)                                    “Financing” shall mean an equity financing generating gross proceeds to Pubco of at least $8,500,000, based upon the issuance of Series A Preferred Stock (as defined in Section 4.3) of Pubco at a price of $1.08 per share and warrants to purchase Pubco Common Stock at $1.29 per share, which Financing shall be completed on or prior to the Closing;

(g)                                 “GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(h)                                 “Knowledge” shall mean, with respect to Priveco, the actual knowledge of the officers and directors of Priveco and the Selling Shareholders, provided that such officers, directors and Selling Shareholders shall be deemed to have knowledge of all facts, circumstances or other matters that such persons should have known using reasonable care and diligence under the circumstances.  “Knowledge” shall mean, with respect to Pubco, the actual knowledge of the officers and directors of Pubco, provided that such officers and directors shall be deemed to have knowledge of all facts, circumstances or other matters that such persons should have known using reasonable care and diligence under the circumstances;

(i)                                     “Liabilities” shall mean any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured, matured or unmatured, absolute, contingent or otherwise;

(j)                                     “Priveco Shares” shall mean the 1,000 shares of common stock of Priveco held by the Selling Shareholders, being all of the issued and outstanding capital stock of Priveco;

(k)                                  “Pubco Shares” shall mean the 41,514,179 fully paid and non-assessable shares of Pubco Common Stock (as defined in Section 4.3) to be issued to the Selling Shareholders by Pubco on the Closing Date pursuant to this Agreement;

(l)                                     “SEC” shall mean the United States Securities and Exchange Commission;

(m)                               “Securities Act” shall mean the United States Securities Act of 1933, as amended;

(n)                                 “Taxes” shall mean international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(o)                                 “Transaction” shall mean the purchase of the Priveco Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Pubco Shares.

1.2                                                                                 Schedules.  The following schedules are attached to and form part of this Agreement:

Exhibit A	—	Escrow Agreement
Schedule 1	—	Selling Shareholders
Schedule 2	—	Certificate of Selling Shareholders
Schedule 3	—	Directors and Officers of Priveco
Schedule 4	—	Directors and Officers of Pubco
Schedule 5	—	Priveco Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule 6	—	Priveco Intellectual Property
Schedule 7	—	Priveco Material Contracts
Schedule 8	—	Priveco Employment Agreements and Arrangements
Schedule 9	—	Subsidiaries
Schedule 10	—	Liabilities of Pubco

1.3                                                                                 Currency.  All references to currency referred to in this Agreement are in United States Dollars (US$), unless expressly stated otherwise.

2.                                                                                      THE OFFER, PURCHASE AND SALE OF SHARES

2.1                                                                                 Offer, Purchase and Sale of Shares.  Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to

Pubco, and Pubco hereby covenants and agrees to purchase from the Selling Shareholders all of the Priveco Shares held by the Selling Shareholders.

2.2                                                                                 Consideration.  As consideration for the sale of the Priveco Shares by the Selling Shareholders to Pubco, Pubco shall allot and issue the Pubco Shares to the Selling Shareholders in the amounts set out opposite each Selling Shareholder’s name in Schedule 1 on the basis of 41,514.179 Pubco Shares for each Priveco Share held by each Selling Shareholder.  In addition, at the Closing, 3,558,358 Pubco Shares (the “Escrow Shares”) will be placed into an escrow account with an escrow agent mutually acceptable to Pubco and the Selling Shareholders and held pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A.  In the event HAIE High-Tech Engineering (Hong Kong) Co., Ltd. (“HAIE”) generates (i) gross revenue for the 12-month period ended December 31, 2008 of at least 150 million China Yuan Renminbi (RMB) and (ii) gross margin for the 12-month period ended December 31, 2008 of at least 30 million China Yuan Renminbi (RMB) (collectively, the “HAIE Target”), in each case as determined in accordance with GAAP and certified by Pubco’s independent auditor registered with the Public Company Accounting Oversight Board in the United States in its report on the 2008 audited financial statements of Pubco (the “Auditor’s Report”), the Escrow Shares will be released to the Selling Shareholders in amounts proportionate to the number of shares set out opposite each Selling Shareholder’s name in Schedule 1 within ten business days following Pubco’s receipt of the Auditor’s Report.  In the event the HAIE Target is not achieved, the Escrow Shares will be released to the investors in the Financing pro rata based upon their investment amounts in the Financing.  All certificates representing the Pubco Shares issued on Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the Pubco Shares will be issued to the Selling Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAW, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3                                                                                 Share Exchange Procedure.  Each Selling Shareholder may exchange his or her certificate representing the Priveco Shares by delivering such certificate to Pubco’s transfer agent, Corporate Stock Transfer, Inc., duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow Pubco’s transfer agent to issue certificates for the Pubco Shares to the holder thereof, together with a Certificate of Non-U.S. Shareholder (the “Regulation S Certificate”), a copy of which is set out in Schedule 2.

2.4                                                                                 Fractional Shares.  Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the Pubco Shares will be issued in the Transaction.  In lieu of any such fractional shares, if any of the Selling Shareholders would otherwise be entitled to receive a fraction of a share of the Pubco Shares upon surrender of certificates representing the Priveco Shares for exchange pursuant to this Agreement, the Selling Shareholders will be entitled to have such fraction rounded up to the nearest whole number of Pubco Shares and will receive from Pubco a stock certificate representing same.

2.5                                                                                 Closing Date.  The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.6                                                                                 Restricted Shares.  The Selling Shareholders acknowledge and agree that the Pubco Shares are being issued pursuant to an exemption from the prospectus delivery and registration requirements of the Securities Act.  The Selling Shareholders acknowledge and agree that the Pubco Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.7                                                                                 Exemptions.  The Selling Shareholders acknowledge that Pubco has advised such Selling Shareholders that Pubco is relying upon the representations and warranties of the Selling Shareholders set out in the Questionnaires to issue the Pubco Shares under an exemption from the prospectus delivery and registration requirements of the Securities Act.

3.                                                                                      REPRESENTATIONS AND WARRANTIES OF PRIVECO AND THE SELLING SHAREHOLDERS

On the date of this Agreement and as of the Closing Date, Priveco and the Selling Shareholders, jointly and severally, hereby represent and warrant to Pubco, and acknowledge that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

3.1                                                                                 Organization and Good Standing.  Priveco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Priveco is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, except where the failure to be so qualified would not have a material adverse effect, individually or in the aggregate, on the business, operations, assets, properties, prospects or condition (financial or otherwise) of Priveco or its subsidiaries (a “Priveco Material Adverse Effect”).

3.2                                                                                 Authority.  Priveco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Priveco Documents”) to be signed by Priveco and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  Each of the Selling Shareholders has all requisite power, authority and capacity to execute and deliver this Agreement and the Priveco Documents.  The execution and delivery of each of the Priveco Documents by Priveco and the consummation of the transactions contemplated hereby have been duly authorized by Priveco’s board of directors.  No other corporate or shareholder proceedings on the part of Priveco or the Selling Shareholders is necessary to authorize such documents or to consummate the transactions contemplated hereby or by the Priveco Documents.  This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco and the Selling Shareholders as contemplated by this Agreement will be, duly executed and delivered by Priveco and each of the Selling Shareholders and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco and each of the Selling Shareholders as contemplated hereby will be, valid and binding obligations of Priveco and each of the Selling Shareholders enforceable in accordance with their respective terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3                                                                                 Capitalization of Priveco.  The entire authorized capital stock and other equity securities of Priveco consists of 1,000 shares of common stock (the “Priveco Common Stock”).  As of the date of this Agreement, there are 1,000 shares of Priveco Common Stock issued and outstanding.  All of the issued and outstanding shares of Priveco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of the British Virgin Islands and its Constitution and Articles of Association.  There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional common shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any common shares of Priveco Common Stock.  There are no agreements or arrangements purporting to restrict the transfer of the Priveco Common Stock and no voting agreements, shareholders’ agreements, voting trusts, or other agreements or arrangements restricting or affecting the voting of the Priveco Common Stock.

3.4                                                                                 Shareholders of Priveco Common Stock. As of the Closing Date, Schedule 1 contains a true and complete list of the holders of all issued and outstanding shares of the Priveco Common Stock including each holder’s name, address and number of Priveco Shares held.

3.5                                                                                 Directors and Officers of Priveco.  The duly elected or appointed directors and the duly appointed officers of Priveco are as set out in Schedule 3.

3.6                                                                                 Corporate Records of Priveco.  The corporate records of Priveco, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all records required by all applicable laws, as applicable, with regard to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

3.7                                                                                 Non-Contravention.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)                                  conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or any of its subsidiaries, or any of their respective material property or assets;

(b)                                 violate any provision of the Constitution, Articles of Association or any other constating documents of Priveco, any of its subsidiaries or any applicable laws; or

(c)                                  violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Priveco, any of its subsidiaries or any of their respective material property or assets.

3.8                                                                                 Actions and Proceedings.  There is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or, to the Knowledge of Priveco, threatened against or affecting Priveco, any of its subsidiaries or which involves any of the business, properties or assets of Priveco or any of its subsidiaries.  To the Knowledge of Priveco, there is no reasonable basis for any action, suit, judgment, claim, demand or proceeding that, based upon the likelihood of its being asserted and its success if asserted, could reasonably be expected to have a Pubco Material Adverse Effect.

3.9                                                                                 Compliance.

(a)                                  Priveco and each of its subsidiaries is in material compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Priveco and its subsidiaries;

(b)                                 None of Priveco or any of its subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Priveco Material Adverse Effect;

(c)                                  Each of Priveco and its subsidiaries has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or, to the Knowledge of

Priveco, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)                                 Each of Priveco and its subsidiaries has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Neither Priveco nor any of its subsidiaries has received any notice of any violation thereof, nor is Priveco aware of any valid basis therefor.

3.10                                                                           Filings, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Priveco or any of its subsidiaries of the Transaction contemplated by this Agreement or to enable Pubco to continue to conduct Priveco’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11                                                                           Financial Representations.  The consolidated audited balance sheets for Priveco for the fiscal years ended December 31, 2006 and December 31, 2007, together with related statements of income, cash flows, and changes in shareholder’s equity for such fiscal years (collectively, the “Priveco Financial Statements”) to be supplied on or before the Closing Date:

(a)                                  are in accordance with the books and records of Priveco;

(b)                                 present fairly and accurately the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

(c)                                  have been prepared in accordance with GAAP.

Priveco has not used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Priveco Financial Statements or the books and records of Priveco, any properties, assets, Liabilities, revenues, or expenses.  The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Priveco.  Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Priveco.

3.12                                                                           Absence of Undisclosed Liabilities.  Neither Priveco nor any of its subsidiaries has any material Liabilities that exceed $5,000, which:

(a)                                  are not set forth in the Priveco Financial Statements or have not heretofore been paid or discharged;

(b)                                 did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Pubco; or

(c)                                  have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Priveco Financial Statements.

There are no material Liabilities, contingent or otherwise, of Priveco which are, in accordance with GAAP, required to be reserved against or disclosed in the Priveco Financial Statements which are not so reserved or disclosed.

3.13                                                                           Tax Matters.

(a)                                  each of Priveco and its subsidiaries has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof and the Closing Date, taking into account any extensions of the filing deadlines which have been validly granted to Priveco or its subsidiaries, and all such returns are true and correct in all material respects;

(b)                                 each of Priveco and its subsidiaries has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which could not have a Priveco Material Adverse Effect;

(c)                                  neither Priveco nor any of its subsidiaries is presently under or has received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof or the Closing Date;

(d)                                 all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)                                  the Priveco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Priveco or its subsidiaries for the accounting period ended on the date of the Priveco Financial Statements or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the date of the Priveco Financial Statements or for any profit earned by Priveco on or prior to the date of the Priveco Financial Statements or for which Priveco is accountable up to such date and all Liabilities for Taxes have been provided for or disclosed in the Priveco Financial Statements.

3.14                                                                           Absence of Changes.  Since the date of the Priveco Financial Statements, neither Priveco nor any of its subsidiaries has:

(a)                                  incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)                                 sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)                                  created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)                                 made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)                                  declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)                                    suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)                                 suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)                                 received notice or had Knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)                                     made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)                                     other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)                                  entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)                                     agreed, whether in writing or orally, to do any of the foregoing.

3.15                                                                           Absence of Certain Changes or Events.  Since the date of the Priveco Financial Statements, there has not been:

(a)                                  a Priveco Material Adverse Effect; or

(b)                                 any material change by Priveco in its accounting methods, principles or practices.

3.16                                                                           Subsidiaries.  Except as set forth on Schedule 9, Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.  Each subsidiary of Priveco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Each subsidiary of Priveco is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Priveco and its subsidiaries taken as a whole.  Priveco owns all of the shares of each subsidiary of Priveco and there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating any subsidiary of Priveco to issue any additional common shares of such subsidiary, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from any subsidiary of Priveco any shares of such subsidiary.

3.17                                                                           Personal Property. Each of Priveco and its subsidiaries possesses, and has good and marketable title of all property necessary for the continued operation of the business of Priveco and its subsidiaries as presently conducted and as represented to Pubco.  All such property is used in the business of Priveco and its subsidiaries.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco and its subsidiaries is owned by Priveco or its subsidiaries free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 5.

3.18                                                                           Intellectual Property

(a)                                  Intellectual Property Assets.  Priveco and its subsidiaries own or hold an interest in all intellectual property assets necessary for the operation of the business of Priveco and its subsidiaries as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i)                                     all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(ii)                                  all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii)                               all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)                              all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco and its subsidiaries as licensee or licensor (collectively, the “Trade Secrets”).

(b)                                 Agreements. Schedule 6 contains a complete and accurate list and summary description, including any royalties paid or received by Priveco and its subsidiaries, of all contracts and agreements relating to the Intellectual Property

Assets to which Priveco and its subsidiaries is a party or by which Priveco and its subsidiaries is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Priveco or its subsidiaries is the licensee.  To the Knowledge of Priveco, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)                                  Intellectual Property and Know-How Necessary for the Business.  Except as set forth in Schedule 6, Priveco and its subsidiaries is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets.  Except as set forth in Schedule 6, all former and current employees and contractors of Priveco and its subsidiaries have executed written contracts, agreements or other undertakings with Priveco and its subsidiaries that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Priveco and its subsidiaries.  No employee, director, officer or shareholder of Priveco or any of its subsidiaries owns directly or indirectly in whole or in part, any Intellectual Property Asset which Priveco or any of its subsidiaries is presently using or which is necessary for the conduct of its business.  To the Knowledge of Priveco, no employee or contractor of Priveco or its subsidiaries has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Priveco or its subsidiaries.

(d)                                 Patents.  Except as set out in Schedule 6, neither Priveco nor any of its subsidiaries holds any right, title or interest in and to any Patent and Priveco has not filed any patent application with any third party.  To the Knowledge of Priveco, none of the products manufactured and sold, nor any process or know-how used, by Priveco or any of its subsidiaries infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

(e)                                  Trademarks. Except as set out in Schedule 6, neither Priveco nor any of its subsidiaries holds any right, title or interest in and to any Mark and Priveco has not registered or filed any application to register any Mark with any third party.  To the Knowledge of Priveco, none of the Marks, if any, used by Priveco or any of its subsidiaries infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(f)                                    Copyrights. Schedule 6 contains a complete and accurate list and summary description of all Copyrights.  Priveco and its subsidiaries is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.  If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  To the Knowledge of Priveco, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.  All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)                                 Trade Secrets.  Each of Priveco and its subsidiaries has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.  Each of Priveco and its subsidiaries has good title and an absolute right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and to the Knowledge of Priveco, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Priveco or any of its subsidiaries.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.19                                                                           Insurance.  The products sold by and the assets owned by Priveco and its subsidiaries are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices.  All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Priveco, its subsidiaries or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder.  All premiums to date have been paid in full.

3.20                                                                           Employees and Consultants.  All employees and consultants of Priveco and its subsidiaries have been paid all salaries, wages, income and any other sums due and owing to them by Priveco or its subsidiaries, as at the end of the most recent completed pay period.  Neither Priveco nor any of its subsidiaries is aware of any labor conflict with any employees that could reasonably be expected to have a Priveco Material Adverse Effect.  To the Knowledge of Priveco, no employee of Priveco or any of its subsidiaries is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or its subsidiaries or any other nature of the business conducted or to be conducted by Priveco its subsidiaries.  Priveco and each of its subsidiaries have complied in all material respects with all employment laws, rules, regulations and ordinances applicable to Priveco and its subsidiaries.

3.21                                                                           Real Property. Neither Priveco nor any of its subsidiaries owns any real property.  Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco or any of its subsidiaries is a party or is bound, as set out in Schedule 5, is legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by Priveco and its subsidiaries pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  Neither Priveco nor any of its subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.22                                                                           Material Contracts and Transactions. Schedule 7 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Priveco or any of its subsidiaries is a party (each, a “Contract”).  Each Contract is in full force and effect, binding and enforceable against Priveco and there exists no material breach or violation of or default by Priveco or any of its subsidiaries under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Priveco or any of its subsidiaries.  To the Knowledge of Priveco, each Contract is binding and enforceable against the other party thereto and there exists no material breach or violation of or default by the other party thereto under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by the other party thereto.  The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.23                                                                           Certain Transactions.  Neither Priveco nor any of its subsidiaries is a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.24                                                                           No Brokers.  None of Priveco, any of its subsidiaries or any of the Selling Shareholders has incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.25                                                                           Completeness of Disclosure.  No representation or warranty by Priveco or the Selling Shareholders in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.                                                                                      REPRESENTATIONS AND WARRANTIES OF PUBCO

As of the date hereof and as of the Closing Date, Pubco represents and warrants to Priveco and the Selling Shareholders and acknowledges that Priveco and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholders, as follows:

4.1                                                                                 Organization and Good Standing.  Pubco is duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Pubco is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Pubco.

4.2                                                                                 Authority.  Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Pubco is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated by this Agreement will be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco, as contemplated hereby will be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except:

(a)                                  as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; and

(b)                                 as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3                                                                                 Capitalization of Pubco.  The entire authorized capital stock and other equity securities of Pubco consists of 100,000,000 shares of common stock, $.001 par value per share (the “Pubco Common Stock”), and 50,000,000 shares of preferred stock, $.001 par value per share (the “Preferred Stock”), 10,000,000 of which shares of Preferred Stock have been designated as Series A Preferred Stock (“Series A Preferred Stock”).  As of the date of this Agreement, there are (a) 9,451,889 shares of Pubco Common Stock issued and outstanding, (b) no shares of Preferred Stock issued and outstanding and (c) warrants to purchase 4,169,951 shares of Pubco Common Stock issued and outstanding.  At closing (after taking into account the issuance of the Pubco Shares pursuant to this Agreement and the shares of Series A Preferred Stock and warrants to be issued in the Financing), there will be no more than (i) 50,966,068 shares of Pubco Common Stock issued and outstanding, (ii) 8,339,902 shares of Series A Preferred Stock issued and outstanding and (iii) warrants to purchase 8,339,902 shares of Pubco Common Stock issued and outstanding.  All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.  Except as contemplated by this Agreement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock as of the date of this Agreement.  There are no agreements purporting to restrict the transfer of the Pubco Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Pubco Common Stock.

4.4                                                                                 Directors and Officers of Pubco.  The duly elected or appointed directors and the duly appointed officers of Pubco are as listed on Schedule 4.

4.5                                                                                 Corporate Records of Pubco.  The corporate records of Pubco, as required to be maintained by it pursuant to the laws of the State of Delaware, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all material records required by the law of the State of Delaware in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

4.6                                                                                 Non-Contravention.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)                                  conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or any of its material property or assets;

(b)                                 violate any provision of the applicable incorporation or charter documents of Pubco; or

(c)                                  violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco or any of its material property or assets.

4.7                                                                                 Validity of Pubco Common Stock Issuable upon the Transaction.  The Pubco Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.8                                                                                 Actions and Proceedings.  To the Knowledge of Pubco, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the Knowledge of Pubco, threatened against Pubco which involves any of the business, or the properties or assets of Pubco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Pubco taken as a whole (a “Pubco Material Adverse Effect”).  To the Knowledge of Pubco, there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would reasonably be expected to have a Pubco Material Adverse Effect.

4.9                                                                                 Compliance.

(a)                                  Pubco is in material compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pubco;

(b)                                 Pubco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Pubco Material Adverse Effect;

(c)                                  Pubco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the Knowledge of Pubco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)                                 Pubco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Pubco has not received any notice of any violation thereof, nor is Pubco aware of any valid basis therefore.

4.10                                                                           Filings, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Pubco of the Transaction contemplated by this Agreement.

4.11                                                                           SEC Filings.  Pubco has furnished or made available to Priveco and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Pubco with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents.  The Pubco SEC Documents constitute all of the documents and reports that Pubco was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

4.12                                                                           Financial Representations.  Included with the Pubco SEC Documents are true, correct, and complete copies of audited balance sheets for Pubco dated as of December 31, 2006 and unaudited balance sheets for Pubco dated as of September 30, 2007 (the “Pubco Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Pubco Financial Statements”).  The Pubco Financial Statements:

(a)                                  are in accordance with the books and records of Pubco;

(b)                                 present fairly and accurately the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods; and

(c)                                  have been prepared in accordance with GAAP.

Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, Liabilities, revenues, or expenses.  The books, records, and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Pubco.  Pubco has not engaged in any transaction, maintained any bank account, or used any funds of Pubco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pubco.

4.13                                                                           Absence of Undisclosed Liabilities.  Pubco has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)                                  are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;

(b)                                 did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or

(c)                                  have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Pubco Financial Statements.

There are no material Liabilities, contingent or otherwise, of Pubco which are, in accordance with GAAP, required to be reserved against or disclosed in the Pubco Financial Statements which are not so reserved or disclosed.

4.14                                                                           Tax Matters.

(a)                                  As of the date hereof:

(i)                                     Pubco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

(ii)                                  all such returns are true and correct in all material respects;

(b)                                 Pubco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(c)                                  Pubco is not presently under and has not received notice of, any contemplated investigation or audit by the United States Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)                                 All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)                                  To the Knowledge of Pubco, the Pubco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Pubco for the accounting period ended on the Pubco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Pubco Accounting Date or for any profit earned by Pubco on or prior to the Pubco Accounting Date or for which Pubco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Pubco Financial Statements.

4.15                                                                           Absence of Changes.  Since the Pubco Accounting Date, except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, Pubco has not:

(a)                                  incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)                                 created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(c)                                  suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(d)                                 received notice or had Knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(e)                                  made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000; or

(f)                                    agreed, whether in writing or orally, to do any of the foregoing.

4.16                                                                           Absence of Certain Changes or Events.  Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, there has not been:

(a)                                  a Pubco Material Adverse Effect; or

(b)                                 any material change by Pubco in its accounting methods, principles or practices.

4.17                                                                           Subsidiaries.  Pubco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except as disclosed in the Pubco SEC Documents.

4.18                                                                           Personal Property.  There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents.

4.19                                                                           Employees and Consultants.  Pubco does not have any employees or consultants, except as disclosed in the Pubco SEC Documents.

4.20                                                                           Material Contracts and Transactions.  Other than as expressly contemplated by this Agreement and the Financing, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party except as disclosed in writing to Priveco or as disclosed in the Pubco SEC Documents.

4.21                                                                           No Brokers.  Pubco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.22                                                                           Internal Accounting Controls.  Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Pubco has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Pubco and designed such disclosure controls and procedures to ensure that material information relating to Pubco is made known to the certifying officers by others within those entities, particularly during the period in which Pubco’s Form 10-KSB or 10-QSB, as the case may be, for all applicable periods prior to the Closing Date is being prepared.  Pubco’s certifying officers have evaluated the effectiveness of Pubco’s controls and procedures as of end of the filing period prior to the filing date of its last Form 10-KSB or Form 10-QSB (such date, the “Evaluation Date”).  Pubco presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in Pubco’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to Pubco’s Knowledge, in other factors that could significantly affect Pubco’s internal controls.

4.23                                                                           Listing and Maintenance Requirements.  Pubco is currently quoted on the OTC Bulletin Board (“OTCBB”) and has not, in the 12 months preceding the date hereof, received any notice from the OTCBB or the Financial Institution Regulatory Authority (“FINRA”) or any trading market on which Pubco’s common stock is or has been listed or quoted to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market.

4.24                                                                           Application of Takeover Protections.  Pubco and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Pubco’s certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Pubco as a result of the transactions under this Agreement or the exercise of any rights pursuant to this Agreement.

4.25                                                                           No SEC or FINRA Inquiries.  Neither Pubco nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA.  Pubco currently does not have any outstanding comment letters or other correspondences from the SEC or FINRA.

4.26                                                                           No Liabilities.  Except as set forth on Schedule 10, upon Closing, Pubco shall have no direct, indirect or contingent liabilities outstanding.

4.27                                                                           Completeness of Disclosure.  No representation or warranty by Pubco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.                                                                                      CLOSING CONDITIONS

5.1                                                                                 Conditions Precedent to Closing by Pubco.  The obligation of Pubco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6.  The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Pubco and may be waived by Pubco in its sole discretion.

(a)                                  Representations and Warranties.  The representations and warranties of Priveco and the Selling Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Priveco will have delivered to Pubco a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Priveco in this Agreement are true and correct.

(b)                                 Performance.  All of the covenants and obligations that Priveco and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)                                  Transaction Documents.  This Agreement, the Priveco Documents, the Priveco Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)                                 Secretary’s Certificate — Priveco.  Pubco will have received a certificate from the Secretary of Priveco attaching:

(i)                                     a copy of Priveco’s Constitution, Articles of Association and all other incorporation documents, as amended through the Closing Date; and

(ii)                                  copies of resolutions duly adopted by the board of directors of Priveco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)                                  Third Party Consents.  Pubco will have received duly executed copies of all third party consents, permits, authorisations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity required to consummate the transactions contemplated by this Agreement, in the form and substance reasonably satisfactory to Pubco.

(f)                                    Financing.  At least $8,500,000 of the Financing will have closed, provided that such closing may be concurrent with the Closing.

(g)                                 Employment Agreements.  Pubco will have received from Priveco copies of all agreements or arrangements that evidence the employment of all of the hourly and salaried employees of Priveco as set out on Schedule 8 attached hereto, which constitute all of the employees reasonably necessary to operate the business of Priveco following the Closing substantially as presently operated.

(h)                                 No Material Adverse Change.  No Priveco Material Adverse Effect will have occurred since the date of this Agreement.

(i)                                     No Action.  No suit, action, or proceeding will be pending or threatened which would:

(i)                                     prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)                                  cause the Transaction to be rescinded following consummation.

(j)                                     Delivery of Financial Statements. Priveco will have delivered to Pubco the Priveco Financial Statements, which financial statements will include audited financial statements for Priveco’s two most recent fiscal years, prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

(k)                                  Due Diligence Review of Financial Statements.  Pubco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Priveco Financial Statements.

(l)                                     Due Diligence Generally.  Pubco and its attorneys will be reasonably satisfied with their due diligence investigation of Priveco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)                                     materials, documents and information in the possession and control of Priveco and the Selling Shareholders which are reasonably germane to the Transaction;

(ii)                                  a physical inspection of the assets of Priveco by Pubco or its representatives; and

(iii)                               title to the material assets of Priveco.

(m)                               Legal Opinion.  Pubco will have received a legal opinion, dated as of the Closing Date, from counsel for Pubco, and such other local or special legal counsel as is appropriate, which opinion shall be in the form and substance reasonably satisfactory to Pubco and its counsel.  Such legal opinion will include (i) an opinion from U.S. securities counsel that the Pubco Shares issuable in the Transaction have been issued without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act provided by Regulation S and (ii) an opinion from Chinese counsel as to the adequacy, sufficiency and completeness of the off-shore restructuring of Priveco and its subsidiaries.  In addition, in order to establish the availability of the safe harbor from the registration requirements of the Securities Act for the issuance of Pubco Shares to each Selling Shareholder, Priveco will deliver to Pubco on Closing, a Regulation S Certificate and a Questionnaire duly executed by each Selling Shareholder.

5.2                                                                                 Conditions Precedent to Closing by Priveco.  The obligation of Priveco and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6.  The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Priveco and the Selling Shareholders and may be waived by Priveco and the Selling Shareholders in their discretion.

(a)                                  Representations and Warranties.  The representations and warranties of Pubco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Pubco will have delivered to Priveco a certificate dated the Closing Date, to the effect that the representations and warranties made by Pubco in this Agreement are true and correct.

(b)                                 Performance.  All of the covenants and obligations that Pubco is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.  Pubco must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)                                  Transaction Documents.  This Agreement, the Pubco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Pubco.

(d)                                 Secretary’s Certificate - Pubco. Priveco will have received a certificate from the Secretary of Pubco attaching:

(i)                                     a copy of Pubco’s Certificate of Incorporation and Bylaws, as amended through the Closing Date; and

(ii)                                  copies of resolutions duly adopted by the board of directors of Pubco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)                                  Legal Opinion.  Priveco will have received a legal opinion, dated as of the Closing Date, from counsel for Pubco, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to Priveco and its counsel.

(f)                                    Third Party Consents.  Priveco will have received duly executed copies of all third party consents, permits, authorisations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity required to consummate the transactions contemplated by this Agreement, in the form and substance reasonably satisfactory to Priveco.

(g)                                 Financing.  At least $8,500,000 million of the Financing will have closed, provided that such closing may be concurrent with the Closing.

(h)                                 No Material Adverse Change.  No Pubco Material Adverse Effect will have occurred since the date of this Agreement.

(i)                                     No Action.  No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)                                     prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)                                  cause the Transaction to be rescinded following consummation.

(j)                                     Outstanding Shares.  On the Closing Date (after taking into consideration the shares of Pubco Common Stock to be issued to the Selling Shareholder pursuant to this Agreement), Pubco will have no more than 50,966,068 shares of common stock issued and outstanding; not including (i) the Pubco Common Stock issuable upon conversion of the Series A Preferred Stock and warrants sold in the Financing and (ii) the Pubco Common Stock underlying the warrants outstanding on the date of this Agreement.

(k)                                  Public Market.  On the Closing Date, the shares of Pubco Common Stock will be quoted on the OTCBB.

(l)                                     Due Diligence Review of Financial Statements.  Priveco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Pubco Financial Statements, the Pubco SEC Documents, and the contents thereof.

(m)                               Due Diligence Generally.  Priveco will be reasonably satisfied with its due diligence investigation of Pubco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

6.                                                                                      ADDITIONAL COVENANTS OF THE PARTIES

6.1                                                                                 Notification of Financial Liabilities.  Priveco will immediately notify Pubco in accordance with section 10.6 hereof if Priveco receives any advice or notification from its independent certified public accounts that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Priveco, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.2                                                                                 Access and Investigation.  Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and Pubco, on the other hand, will, and will cause each of their respective representatives to:

(a)                                  afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)                                 furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)                                  furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party.  Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.3                                                                                 Confidentiality.  All information regarding the business of Priveco including, without limitation, financial information that Priveco provides to Pubco during Pubco’s due diligence investigation of Priveco will be kept in strict confidence by Pubco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors) without the prior written consent of Priveco.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Priveco, Pubco will immediately return to Priveco (or as directed by Priveco) any information received regarding Priveco’s business.  Likewise, all information regarding the business of Pubco including, without limitation, financial information that Pubco provides to Priveco during its due diligence investigation of Pubco will be kept in strict confidence by Priveco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without Pubco’s prior written consent.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Pubco, Priveco will immediately return to Pubco (or as directed by Pubco) any information received regarding Pubco’s business.

6.4                                                                                 Notification.  Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change.  During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.5                                                                                 Exclusivity.  Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Priveco and Pubco will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or Pubco, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.6                                                                                 Conduct of Priveco and Pubco Business Prior to Closing.  From the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Priveco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.  Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Pubco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.7                                                                                 Certain Acts Prohibited — Priveco.  Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Priveco will not, without the prior written consent of Pubco:

(a)                                  amend its Constitution, Articles of Association or other incorporation documents;

(b)                                 incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco except in the ordinary course of business;

(c)                                  dispose of or contract to dispose of any Priveco property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)                                 issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Priveco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)                                  not:

(i)                                     declare, set aside or pay any dividends on, or make any other distributions in respect of the Priveco Common Stock, or

(ii)                                  split, combine or reclassify any Priveco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Priveco Common Stock; or

(f)                                    not materially increase benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.8                                                                                 Certain Acts Prohibited - Pubco.  Except as expressly contemplated by this Agreement and the Financing, between the date of this Agreement and the Closing Date, Pubco will not, without the prior written consent of Priveco:

(a)                                  incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Pubco except in the ordinary course of business consistent with past practice;

(b)                                 dispose of or contract to dispose of any Pubco property or assets except in the ordinary course of business consistent with past practice;

(c)                                  declare, set aside or pay any dividends on, or make any other distributions in respect of the Pubco Common Stock; or

(d)                                 materially increase benefits or compensation expenses of Pubco, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.9                                                                                 Public Announcements.  Pubco and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

6.10                                                                           Employment Agreements.  Between the date of this Agreement and the Closing Date, Priveco will have made necessary arrangements to employ all of the hourly and salaried employees of Priveco reasonably necessary to operate such business substantially as presently operated.  Priveco agrees to provide Pubco copies of all such agreements and arrangements that evidence such employment at or prior to Closing.

6.11                                                                           Pubco Board of Directors.  The current director of Pubco will adopt resolutions increasing the size of the Pubco board of directors to five members and appointing two directors designated by the Selling Shareholders and three directors designated by the current director, which appointments will be effective on Closing or, if applicable, ten days after the filing of a Schedule 14f-1 in connection with the Transaction.  If applicable, Pubco will prepare and file a Schedule 14f-1 information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Transaction.

6.12                                                                           Pubco Officers.  The current director of Pubco will adopt resolutions appointing, Qinghuan Wu as Chief Executive Officer, Chief Financial Officer and Treasurer of Pubco and will accept the resignation of Michael Kurdziel, which appointment and resignation will be effective on Closing or, if applicable, ten days after the filing of a Schedule 14f-1 in connection with the Transaction.

6.13                                                                           Form 8-K.  Within four business days after the Closing Date, Pubco shall file a report on Form 8-K with the SEC which shall include the Priveco Financials Statements and the other information required to be included therein pursuant to the Exchange Act in connection with Pubco’s no longer being classified as a “shell company” under the Exchange Act.  Priveco shall cooperate with Pubco in connection with such filing and provide Pubco with all information regarding Priveco that is required to be included therein.

7.                                                                                      CLOSING

7.1                                                                                 Closing.  The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties.  Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2                                                                                 Closing Deliveries of Priveco and the Selling Shareholders.  At Closing, Priveco and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)                                  copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transaction;

(b)                                 if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)                                  share certificates representing the Priveco Shares as required by Section 2.3 of this Agreement;

(d)                                 all certificates and other documents required by Sections 2.3 and 5.1 of this Agreement;

(e)                                  a certificate of an officer of Priveco, dated as of Closing, certifying that:

(i)                                     each covenant and obligation of Priveco has been complied with; and

(ii)                                  each representation, warranty and covenant of Priveco is true and correct at the Closing as if made on and as of the Closing;

(f)                                    the Priveco Documents, the Priveco Financial Statements and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction;

(g)                                 copies of all agreements and arrangements required by Section 6.10 of this Agreement.

7.3                                                                                 Closing Deliveries of Pubco.  At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)                                  copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;

(b)                                 reasonable evidence of the closing of the Financing, provided that such closing may be concurrent with the Closing;

(c)                                  all certificates and other documents required by Section 5.2 of this Agreement;

(d)                                 a certificate of an officer of Pubco, dated as of Closing, certifying that:

(i)                                     each covenant and obligation of Pubco has been complied with; and

(ii)                                  each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing;

(e)                                  the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction; and

(f)                                    the resolutions required to effect the changes contemplated in Sections 6.11 and 6.12 of this Agreement.

7.4                                                                                 Additional Closing Delivery of Pubco.  At Closing, Pubco will deliver or cause to be delivered the share certificates representing the Pubco Shares.

8.                                                                                      TERMINATION

8.1                                                                                 Termination.  This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)                                  mutual agreement of Pubco and Priveco;

(b)                                 Pubco, if there has been a material breach by Priveco or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Selling Shareholders that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Priveco or the Selling Shareholders that by its nature cannot be cured);

(c)                                  Priveco, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Priveco, within ten business days after notice of such breach is given by Priveco (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured);

(d)                                 Pubco or Priveco, if the Transaction contemplated by this Agreement has not been consummated prior to 21 days after the delivery of the Priveco Financial Statements, unless the parties hereto agree to extend such date in writing; or

(e)                                  Pubco or Priveco if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2                                                                                 Effect of Termination.  In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.                                                                                      INDEMNIFICATION, REMEDIES, SURVIVAL

9.1                                                                                 Certain Definitions.  For the purposes of this Article 10, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco or Priveco including damages for lost profits or lost business opportunities.

9.2                                                                                 Agreement of Priveco and the Selling Shareholders to Indemnify. Priveco and the Selling Shareholders, jointly and severally, will indemnify, defend, and hold harmless, to the full extent of the law, Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco and its shareholders by reason of, resulting from, based upon or arising out of:

(a)                                  the breach by Priveco of any representation or warranty of Priveco contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)                                 the breach by Priveco of any covenant or agreement of Priveco made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3                                                                                 Agreement of Pubco to Indemnify.  Pubco will indemnify, defend, and hold harmless, to the full extent of the law, Priveco and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)                                  the breach by Pubco of any representation or warranty of Pubco contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)                                 the breach by Pubco of any covenant or agreement of Pubco made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

10.                                                                               MISCELLANEOUS PROVISIONS

10.1                                                                           Effectiveness of Representations; Survival.  Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representations, warranties and agreements will be effective regardless of any investigation that any party has undertaken or failed to undertake.  Unless otherwise stated in this Agreement, and except for instances of fraud or wilful misconduct, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

10.2                                                                           Further Assurances.  Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3                                                                           Amendment.  This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4                                                                           Expenses.  Pubco will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that Pubco and Priveco will bear its respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

10.5                                                                           Entire Agreement.  This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6                                                                           Notices.  All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Priveco or any of the Selling Shareholders:

[address]

Attention:
Telephone:
Facsimile:

With a copy (which will not constitute notice) to:

[address]

Attention:
Telephone:
Facsimile:

and

AllBright Law Offices
Citigroup Tower, 14th Floor
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120

Attention:	Mr. Steve Zhu
Telephone:	8621-6105-9000
Facsimile:	8621-6105-9100

If to Pubco:

China Energy Recovery, Inc.
9440 Little Santa Monica Blvd., Suite 401
Beverly Hills, California 90210

Attention:	Michael Kurdziel
Telephone:	(310) 402-5902
Facsimile:	(310) 402-5932

With a copy (which will not constitute notice) to:

Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, Colorado 80202

Attention:	Adam J. Agron
Telephone:	(303) 223-1134
Facsimile:	(303) 223-0934

All such notices and other communications will be deemed to have been received:

(a)                                  in the case of personal delivery, on the date of such delivery;

(b)                                 in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)                                  in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)                                 in the case of mailing, on the fifth business day following mailing.

10.7                                                                           Headings.  The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8                                                                           Benefits.  This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9                                                                           Assignment.  This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10                                                                     Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to its conflict of laws provisions.

10.11                                                                     Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12                                                                     Gender.  All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13                                                                     Business Days.  If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

10.14                                                                     Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.15                                                                     Fax Execution.  This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.16                                                                     Schedules and Exhibits.  The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CHINA ENERGY RECOVERY, INC., a Delaware corporation

By:	/s/ Michael Kurdziel
	Name:	Michael Kurdziel
	Title:	President

POISE PROFIT INTERNATIONAL, LTD.,
a British Virgin Islands corporation

By:	/s/ WU Qinghuan		/s/ ZHOU Jialing
	Authorized Signatory		Authorized Signatory
	Name:	WU Qinghuan	Name:	ZHOU Jialing
	Title:	Director	Title:	Director

[SELLING SHAREHOLDER]			[SELLING SHAREHOLDER]

By:	/s/ WU Qinghuan		/s/ ZHOU Jialing
	Name:	WU Qinghuan	Name:	ZHOU Jialing

EXHIBIT A

TO THE SHARE EXCHANGE AGREEMENT
AMONG CHINA ENERGY RECOVERY, INC., POISE PROFIT INTERNATIONAL, LTD.
AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is dated as of [February       , 2008], among China Energy Recovery, Inc., a Delaware corporation (“Pubco”), Poise Profit International, Ltd., a company incorporated pursuant to the laws of the British Virgin Islands (“Priveco”), WU Qinghuan and ZHOU Jialing, the stockholders of Priveco (the “Stockholders”), and Corporate Stock Transfer, Inc. (the “Escrow Agent”).  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement, dated effective as of January 24, 2008 (the “Share Exchange Agreement”).

RECITALS

WHEREAS, pursuant to the Share Exchange Agreement, the Stockholders exchanged all of the issued and outstanding shares of Priveco’s capital stock for an aggregate of 41,514,179 shares of Pubco’s common stock, $0.001 par value per share (“Common Stock”); and

WHEREAS, in accordance with the Share Exchange Agreement, the Stockholders are depositing with the Escrow Agent 3,558,358 shares of Common Stock pursuant to the Share Exchange Agreement (the “Escrow Shares”).

NOW, THEREFORE, for and in consideration of the mutual covenants contained in the Share Exchange Agreement and herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Pubco, Priveco, the Stockholders and the Escrow Agent hereby agree as follows:

1.             Deposit of Escrow Shares.  Upon the execution of this Escrow Agreement, the Stockholders will cause to be delivered to the Escrow Agent the Common Stock certificates representing the Escrow Shares, including stock powers duly endorsed in blank.

2.             Method of Disposition of Escrow Shares.  The Escrow Agent will hold the Escrow Shares in its possession until authorized hereunder to deliver such Escrow Shares as follows:

(a)           In the event the HAIE Target is satisfied pursuant to the terms of the Share Exchange Agreement, to the Stockholders pro rata in the amounts proportionate to the number of shares set forth opposite each such Stockholder’s name on Schedule 1 to the Share Exchange Agreement, within 10 days of receipt of a certificate in the form of Certificate I hereto; or

(b)           In the event the HAIE Target is not satisfied pursuant to the terms of the Share Exchange Agreement, to the investors in the Financing pro rata based on each investor’s respective investment amount in the Financing, within 10 days of receipt of a certificate in the form of Certificate II hereto.

3.             Concerning the Escrow Agent.

(a)           The Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest the Escrow Shares.

(b)           This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto.  No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.  The Escrow Agent shall not be bound by the provisions of any other agreement among the parties hereto except this Escrow Agreement.

(c)           The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney’s fees and disbursements, arising out of and in connection with this Escrow Agreement.

(d)           The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprieties, validity or the service thereof.  The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or advice, accept receipt of or execute any document, or make any statement in connection with the provisions hereof, has been duly authorized to do so.

(e)           The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and, except for its own gross negligence or willful misconduct, the Escrow Agent shall not be liable for any action taken or omitted in accordance with such advice.

(f)            The Escrow Agent is serving as escrow holder only and has no interest in the Escrow Shares deposited hereunder.  This Section 3(f) and Section 3(c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

(g)           The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

2

(h)           The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i)            The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.  The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto.  If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to safekeep the Escrow Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

(j)            The Escrow Agent shall have no responsibility for the contents of any writing of the court or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

(k)           In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Shares until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Shares, or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Shares, in which event the Escrow Agent shall disburse the Escrow Shares in accordance with such order or agreement.  Any court order referred to in (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable.  The Escrow Agent shall act on such court order and legal opinions without further question.

(l)            Notwithstanding anything to the contrary contained herein, in the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

(i)            that it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

(ii)           that it may in its sole and absolute discretion, deposit the property herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the Circuit Court of the State of California located in Los Angeles, California, interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore,

3

the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court.  The institution of any such interpleader action shall not impair the rights of the Escrow Agent under Section 3(c) above.

(m)          Pubco, on the one hand, and the Stockholders, on the other hand, each agree to pay one-half of the Escrow Agent’s fees for the services hereunder, which shall be an aggregate amount of [$          ].  All reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel), shall be allocated equally between Pubco, on the one hand, and the Stockholders, on the other hand.

(n)           No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional materials) which mentions the Escrow Agent’s name or the rights, powers or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto.

4.             Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing.  All such notices shall be delivered personally, by facsimile or by reputable overnight courier (costs prepaid), and shall be deemed given or made when delivered personally, the business day sent if sent by facsimile or one business day after delivery to the overnight courier for next business day delivery.  All such notices are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Section):

If to Pubco:

China Energy Recovery, Inc.
9440 Little Santa Monica Boulevard, Suite 401
Beverly Hills, California 90210
USA
Attention: Michael Kurdziel
Facsimile No.: 310-402-5932

with a copy to:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
USA
Attention: Adam J. Agron
Facsimile No.: 303-223-1111

4

If to the Stockholders:

WU Qinghuan
No. 984 Nan Jing Xi Road
Jing An District
Shanghai
China
Facsimile No.: [ ]

Zhou Jialing
No. 984 Nan Jing Xi Road
Jing An District
Shanghai
China
Facsimile No.: [ ]

with a copy to:

AllBright Law Offices
Citigroup Tower, 14th Floor
33 Hua Yuan Shi Qiao Road
Pudong, Shanghai, China 200120
Attention: Steve Zhu
Facsimile No.: 8621-6105-9100

If to the Escrow Agent:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South
Suite 430
Denver, Colorado 80209
USA
Attention: Carylyn Bell
Facsimile No.: 303-282-5800

5.             Waivers and Amendments.  This Escrow Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by Pubco, the Stockholders and the Escrow Agent.

6.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.             Governing Law; Severability.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law or conflicts of law principles thereof.  Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

5

8.             Assignment.  Neither the rights nor the obligations of any party to this Agreement may be transferred or assigned, except by the express written agreement of the parties hereto.  Any purported assignment of this Agreement shall be null, void and of no effect.

9.             Termination.  This Escrow Agreement shall terminate upon the complete distribution of the Escrow Shares in accordance with the terms hereof.

10.           Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, successors and assigns.

[Remainder of This Page Intentionally Left Blank; Signature Page to Follow]

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PUBCO:

China Energy Recovery, Inc.

By:
	Name:	Michael Kurdziel
	Title:	Chief Executive Officer

PRIVECO:

Poise Profit International, Ltd.

By:
	Name:	WU Qinghuan
	Title:	Director

STOCKHOLDERS:

WU Qinghuan

ZHOU Jialing

ESCROW AGENT:

Corporate Stock Transfer, Inc.

By:
	Name:	Carylyn Bell
	Title:	President

[signature page to Escrow Agreement]

7

CERTIFICATE I

CERTIFICATE

Reference is hereby made to the Escrow Agreement dated as of [February       , 2008] among China Energy Recovery, Inc., a Delaware corporation (“Pubco”), Poise Profit International, Ltd., a company incorporated pursuant to the laws of the British Virgin Islands (“Priveco”), WU Qinghuan and ZHOU Jialing, the stockholders of Priveco (the “Stockholders”), and Corporate Stock Transfer, Inc. (the “Escrow Agent”).  Capitalized terms used herein but not defined herein have the meaning assigned such terms in the Escrow Agreement or in the Share Exchange Agreement (as defined in the Escrow Agreement).

1.             Pubco and the Stockholders agree that HAIE High-Tech Engineering (Hong Kong) Co., Ltd. has generated: (i) gross revenue for the 12-month period ended December 31, 2008 of at least 150,000,000 China Yuan Renminbi, and (ii) a gross margin for the 12-month period ended December 31, 2008 of at least 30,000,000 China Yuan Renminbi, in each case as determined in accordance with GAAP and certified by Pubco’s independent auditor in its report on the 2008 audited financial statements of Pubco.

2.             Pubco and the Stockholders hereby instruct the Escrow Agent to distribute the Escrow Shares to the Stockholders as follows:

1.             2,135,015 shares of Common Stock to WU Qinghuan; and

2.             1,423,343 shares of Common Stock to ZHOU Jialing.

IN WITNESS WHEREOF, Pubco and the Stockholders have executed this certificate as of                       , 2009.

PUBCO:

China Energy Recovery, Inc.

By:
	Name:	Michael Kurdziel
	Title:	Chief Executive Officer

STOCKHOLDERS:

WU Qinghuan

ZHOU Jialing

CERTIFICATE II

CERTIFICATE

Reference is hereby made to the Escrow Agreement dated as of [February       , 2008] among China Energy Recovery, Inc., a Delaware corporation (“Pubco”), Poise Profit International, Ltd., a company incorporated pursuant to the laws of the British Virgin Islands (“Priveco”), WU Qinghuan and ZHOU Jialing, the stockholders of Priveco (the “Stockholders”), and Corporate Stock Transfer, Inc. (the “Escrow Agent”).  Capitalized terms used herein but not defined herein have the meaning assigned such terms in the Escrow Agreement or in the Share Exchange Agreement (as defined in the Escrow Agreement).

1.             Pubco and the Stockholders agree that HAIE High-Tech Engineering (Hong Kong) Co., Ltd. has not generated: (i) gross revenue for the 12-month period ended December 31, 2008 of at least 150,000,000 China Yuan Renminbi, and (ii) a gross margin for the 12-month period ended December 31, 2008 of at least 30,000,000 China Yuan Renminbi, in each case as determined in accordance with GAAP and certified by Pubco’s independent auditor in its report on the 2008 audited financial statements of Pubco.

2.             Pubco and the Stockholders hereby instruct the Escrow Agent to distribute the Escrow Shares, accompanied with stock powers duly endorsed in blank, to the investors in the Financing as follows:

1.                   shares of Common Stock to [                                          ]

2.                   shares of Common Stock to [                                          ]

3.                   shares of Common Stock to [                                          ]

4.                   shares of Common Stock to [                                          ]

IN WITNESS WHEREOF, Pubco and the Stockholders have executed this certificate as of                       , 2009.

PUBCO:

China Energy Recovery, Inc.

By:
	Name:	Michael Kurdziel
	Title:	Chief Executive Officer

STOCKHOLDERS:

WU Qinghuan

ZHOU Jialing

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT

AMONG CHINA ENERGY RECOVERY, INC., POISE PROFIT INTERNATIONAL, LTD.

AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

THE SELLING SHAREHOLDERS

Name	Address	Number of Priveco Shares held before Closing	Total Number of Pubco Shares to be issued by Pubco at Closing
Qinghuan Wu	No. 984 Nan Jing Xi Road, Jing An District, Shanghai, China	600	24,908,507.4
Zhou, Jialing	No. 984 Nan Jing Xi Road, Jing An District, Shanghai, China	400	16,605,671.6
	TOTAL:	1,000	41,514,179

SCHEDULE 2

TO THE SHARE EXCHANGE AGREEMENT
AMONG CHINA ENERGY RECOVERY, INC., POISE PROFIT INTERNATIONAL, LTD.
AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Shares”) of CHINA ENERGY RECOVERY, INC., a Delaware corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated January           , 2008 (the “Agreement”), among Pubco, Poise Profit International, Ltd., a company incorporated pursuant to the laws of the British Virgin Islands (“Priveco”) and the shareholders of Priveco as set out in the Agreement (each, a “Selling Shareholder”), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1.             the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.             none of the Pubco Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.             the Selling Shareholder understands and agrees that offers and sales of any of the Pubco Shares prior to the expiration of a period of one year after the date of original issuance of the Pubco Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.             the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.             the Selling Shareholder is acquiring the Pubco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Shares in the United States or to U.S. Persons;

6.             the Selling Shareholder has not acquired the Pubco Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Pubco Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Pubco Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Pubco Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.             the statutory and regulatory basis for the exemption claimed for the sale of the Pubco Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.             Pubco has not undertaken, and will have no obligation, to register any of the Pubco Shares under the U.S. Securities Act;

9.             Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

10.           the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

11.           the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

12.           the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

13.           the undersigned:

(a)                                  is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Shares;

(b)                                 the undersigned is acquiring the Pubco Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities

2

laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)                                  the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Shares; and

(d)                                 the acquisition of the Pubco Shares by the undersigned does not trigger:

(i)                                     any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)                                  any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Pubco, acting reasonably;

14.           the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

15.           the undersigned is not aware of any advertisement of any of the Pubco Shares and is not acquiring the Pubco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16.           no person has made to the undersigned any written or oral representations:

(a)                                  that any person will resell or repurchase any of the Pubco Shares;

(b)                                 that any person will refund the purchase price of any of the Pubco Shares;

(c)                                  as to the future price or value of any of the Pubco Shares; or

(d)                                 that any of the Pubco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Shares on any stock

3

exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTCBB;

17.           none of the Pubco Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTCBB;

18.           the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Shares;

19.           neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Shares;

20.           the Pubco Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

21.           the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

22.           the undersigned understands and agrees that the Pubco Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

4

23.           the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date: , 2008
Signature

Print Name

Title (if applicable)

Address

5

SCHEDULE 3

TO THE SHARE EXCHANGE AGREEMENT
AMONG CHINA ENERGY RECOVERY, INC., POISE PROFIT INTERNATIONAL, LTD.
AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PRIVECO

Directors:	WU Qinghuan, ZHOU Jialing

Officers:	President: WU Qinghuan Vice President: ZHOU Jialing

SCHEDULE 4

TO THE SHARE EXCHANGE AGREEMENT
AMONG CHINA ENERGY RECOVERY, INC., POISE PROFIT INTERNATIONAL, LTD.
AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PUBCO

Directors:
Michael Kurdziel

Officers:
Michael Kurdziel — Chief Executive Officer, Treasurer and Secretary

SCHEDULE 5

TO THE SHARE EXCHANGE AGREEMENT
AMONG CHINA ENERGY RECOVERY, INC., POISE PROFIT INTERNATIONAL, LTD.
AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO LEASES, SUBLEASES, CLAIMS, CAPITAL EXPENDITURES,
TAXES AND OTHER PROPERTY INTEREST

PRIVECO LEASES, SUBLEASES, CLAIMS, CAPITAL EXPENDITURES, TAXES AND OTHER PROPERTY INTEREST

1.      Leases

(1)                                  Operating lease: HAIE entered into the lease agreement with Wu Chuanwei, son of  Mr. Wu for the office premise. The period is from 1/1/2005 to 12/31/2009 and monthly rental expense is RMB5,000. HAIE pay the rental on monthly basis. As of December 31, 2007, HAIE had commitments of total future office rentals amounted to RMB120,000.

                                                                    This leased office premise was pledged to Shenzhen Development Bank for the bank loan of RMB2,600,000 with the term of 1 year. The loan agreement was signed on January 15, 2008

(2)                                  Lease of vessel works division: HAIE entered into the cooperative manufacturing agreement with Shanghai Sifang Boiler factory for the lease of vessel works division with expired date of 12/31/2009. The annual rental and management fee is RMB2,100,000 (including RMB1,200,000 for rental and RMB9,000,000 for management fee) for 2007. Effective Jan 1, 2008, the annual management fee should be adjusted as RMB1,200,000. HAIE pay the rental and management fee on monthly basis. As of December 31, 2007, HAIE had commitments of total future rentals and management fee amounted to RMB4,800,000.

2.      Subleases

No any subleases noted.

3.      Claims

No any claims noted.

4.      Capital expenditure

HAIE purchased the fixed assets for 2007 is RMB1,909,290. No other capital expenditure noted and no capital commitment noted.

5.      Taxes

(1)                                  HAIE paid value added tax (“VAT”) , business tax and surcharge amounted to RMB2,055,821 during the year 2007 and the payable as of December 31, 2007 is RMB6,844,542

(2)                                  HAIE paid income tax amounted to RMB59,510 during the year 2007 and the payable as of December 31, 2007 is RMB3,941,768.

6.      Other property interest

No other property interest noted.

SCHEDULE 6

TO THE SHARE EXCHANGE AGREEMENT
AMONG MMA MEDIA INC., POISE PROFIT INTERNATIONAL, LTD. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO INTELLECTUAL PROPERTY

TYPE	ITEMS
Utility Model Patent	The fire tube heat recovery boiler with two boiler drum sharing one steam package
Utility Model Patent	Modified structure of the expansion joint of the acid making flue tube
Utility Model Patent	Renovation of protection pipe
Utility Model Patent	Fire tube boiler with sectional boiler drum for sulphur-burning sulphuric acid

SCHEDULE 7

TO THE SHARE EXCHANGE AGREEMENT
AMONG CHINA ENERGY RECOVERY, INC., POISE PROFIT INTERNATIONAL, LTD.
AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO MATERIAL CONTRACTS

[The information in the Schedule has been omitted pursuant to Item 601(b)(2) of Regulation S-B and will be provided to the Securities and Exchange Commission upon request.]

SCHEDULE 8

TO THE SHARE EXCHANGE AGREEMENT
AMONG CHINA ENERGY RECOVERY, INC., POISE PROFIT INTERNATIONAL, LTD.
AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

As of the date of this Agreement, the following hourly and salaried employees of Priveco are reasonably necessary to operate the business of Priveco as substantially presently operated:

Name	Position
None.

SCHEDULE 9

TO THE SHARE EXCHANGE AGREEMENT
AMONG MMA MEDIA INC., POISE PROFIT INTERNATIONAL, LTD. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

SUBSIDIARIES

As of the date of this Agreement, the corporate reorganization is in process, the following companies will be subsidiaries of Priveco:

SCHEDULE 10

TO THE SHARE EXCHANGE AGREEMENT
AMONG CHINA ENERGY RECOVERY, INC., POISE PROFIT INTERNATIONAL, LTD.
AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

LIABILITIES OF PUBCO

$15,004.74 due and owed by Pubco to Pubco’s legal counsel.